Exhibit 4

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 19, 2001, among ATK LOGISTICS AND TECHNICAL SERVICES LLC, a Delaware limited liability company, ATK COMMERCIAL AMMUNITION HOLDINGS INC., a Delaware corporation, ATK COMMERCIAL AMMUNITION COMPANY INC., a Delaware corporation, FEDERAL CARTRIDGE COMPANY, a Minnesota corporation, SIMMONS OUTDOOR CORPORATION, a Delaware corporation, ESTATE CARTRIDGE, INC., a Texas corporation, AMMUNITION ACCESSORIES INC., a Delaware corporation (the “New Guarantors”), subsidiaries of ALLIANT TECHSYSTEMS INC. (or its successor), a Delaware corporation (the “Company”), ALLIANT AMMUNITION SYSTEMS COMPANY LLC, a Delaware limited liability company, NEW RIVER ENERGETICS, INC., a Delaware corporation, ALLIANT HOLDINGS LLC, a Delaware limited liability company, ALLIANT PROPULSION AND COMPOSITES LLC, a Delaware limited liability company, ALLIANT SOUTHERN COMPOSITES COMPANY LLC, a Delaware limited liability company, ALLIANT DEFENSE LLC, a Delaware limited liability company, ALLIANT AMMUNITION AND POWDER COMPANY LLC, a Delaware limited liability company, ALLIANT PRECISION FUZE COMPANY LLC, a Delaware limited liability company, ALLIANT INTEGRATED DEFENSE COMPANY LLC, a Delaware limited liability company, ALLIANT INTERNATIONAL HOLDINGS INC., a Minnesota corporation, ATK TACTICAL SYSTEMS COMPANY LLC (f/k/a Alliant Missile Products Company LLC), a Delaware limited liability company, ALLIANT AEROSPACE COMPANY, a Minnesota corporation, ALLIANT AEROSPACE PROPULSION COMPANY LLC, a Delaware limited liability company, ALLIANT AEROSPACE COMPOSITE STRUCTURES COMPANY LLC, a Delaware limited liability company, ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC, a Delaware limited liability company, THIOKOL PROPULSION CORP., a Delaware corporation, THIOKOL TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation,  and BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and Alliant Ammunition Systems Company LLC, New River Energetics, Inc., Alliant Holdings LLC, Alliant Propulsion and Composites LLC, Alliant Southern Composites Company LLC, Alliant Defense LLC, Alliant Ammunition and Powder Company LLC, Alliant Precision Fuze Company LLC, Alliant Integrated Defense Company LLC, Alliant International Holdings Inc., ATK Tactical Systems Company LLC

(f/k/a Alliant Missile Products Company LLC), Alliant Aerospace Company, Alliant Aerospace Propulsion Company LLC, Alliant Aerospace Composite Structures Company LLC, Alliant Lake City Small Caliber Ammunition Company LLC, Thiokol Propulsion Corp., Thiokol Technologies International, Inc. (the “Existing Guarantors”) has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of May 14, 2001, providing for the issuance of an aggregate principal amount of up to $600,000,000 of 8½% Senior Subordinated Notes due 2011 (the “Securities”);

WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.  Agreement to Guarantee.  The New Guarantors hereby agree, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.  Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

                IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ATK LOGISTICS AND TECHNICAL SERVICES LLC,

By:
/s/ Donald B. Trosvig
Name: Donald B. Trosvig
Title: Vice President and Treasurer

ATK COMMERCIAL AMMUNITION HOLDINGS INC.,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

ATK COMMERCIAL AMMUNITION COMPANY INC.,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

FEDERAL CARTRIDGE COMPANY,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

SIMMONS OUTDOOR CORPORATION,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

ESTATE CARTRIDGE, INC.,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

AMMUNITION ACCESSORIES INC.,

By:
/s/ Thomas G. Sexton
Name: Thomas G. Sexton
Title: Vice President and Treasurer

ALLIANT TECHSYSTEMS INC.,

By:
/s/ Scott S. Meyers
Name: Scott S. Meyers
Title: President

ALLIANT AMMUNITION SYSTEMS
COMPANY LLC,
NEW RIVER ENERGETICS, INC.,
ALLIANT HOLDINGS LLC,
ALLIANT PROPULSION AND
COMPOSITES LLC,
ALLIANT SOUTHERN COMPOSITES
COMPANY LLC,
ALLIANT DEFENSE LLC,
ALLIANT AMMUNITION AND
POWDER COMPANY LLC,
ALLIANT PRECISION FUZE COMPANY LLC,
ALLIANT INTEGRATED DEFENSE
COMPANY LLC,
ALLIANT INTERNATIONAL HOLDINGS INC.,
ATK TACTICAL SYSTEMS COMPANY LLC,
ALLIANT AEROSPACE COMPANY,
ALLIANT AEROSPACE PROPULSION
COMPANY LLC,
ALLIANT AEROSPACE COMPOSITE
STRUCTURES COMPANY LLC,
ALLIANT LAKE CITY SMALL CALIBER
AMMUNITION COMPANY LLC,
THIOKOL PROPULSION CORP.,
THIOKOL TECHNOLOGIES
INTERNATIONAL, INC.,

By:
/s/ Scott S. Meyers
Name: Scott S. Meyers
Title: Authorized Signatory

BNY MIDWEST TRUST COMPANY, as Trustee,

By:
/s/ D.G. Donovan
Name: D.G. Donovan
Title: Assistant Vice President